CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2018 with respect to the consolidated financial statements of Duluth Holdings Inc. included in the Annual Report on Form 10-K for the year ended January 28, 2018. We consent to the incorporation by reference of said report in the Registration Statements of Duluth Holdings Inc. on Form S-8 (File No. 333-223217, File No. 333-209540, File No. 333-208185, and File No. 333-216128).

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 21, 2018